Exhibit 99.1

SemiLEDs Reports Second Quarter of Fiscal Year 2011

Financial Results

Hsinchu, Taiwan (April 5, 2011) — SemiLEDs Corporation (NASDAQ: LEDS), a developer and manufacturer of LED chips and LED components, today announced its financial results for the second quarter of fiscal year 2011, ended February 28, 2011. Revenue for the second quarter of fiscal 2011 was $10.0 million, a 30% increase compared to $7.7 million in the second quarter of fiscal 2010.

“While we believe the long term market opportunity of LEDs has not changed, the quarter did not meet our expectations relative to revenue, EPS or gross margin due to the aggressive, competitive pricing environment and our decision to preserve our market share,” said Trung Doan, Chairman and CEO of SemiLEDs. “Efforts to improve our gross margin include taking actions to improve our yield, transition to four inch wafers in our Taiwan facility, as well as ramping volume production of our new high brightness LED chip, I-Do, which delivers up to 135 lumens per watt, enabling us to provide our customers with a very cost effective lighting solution.”

GAAP net loss for the second quarter of fiscal 2011 was $1.2 million, or a loss of $0.05 per diluted share, compared to GAAP net income of $1.9 million, or $0.04 per diluted share, for the second quarter of fiscal 2010. The Company recorded a foreign currency transaction loss of $0.2 million in the quarter. On a non-GAAP basis, net loss for the second quarter of fiscal 2011 was $0.7 million, or a loss of $0.03 per diluted share, compared to non-GAAP net income of $1.9 million, or $0.04 per diluted share, for the second quarter of fiscal 2010.

GAAP gross margin for the second quarter of fiscal 2011 was 23%, compared with 41% in the second quarter of fiscal 2010. GAAP operating margin for the second quarter of fiscal 2011 was negative 6%, compared with 28% in the second quarter of fiscal 2010. Margins were negatively impacted by previously announced pricing pressure, lower capacity utilization, change in product mix, as well as a shortage in metal organic chemical compound.

The Company’s cash and cash equivalents was $102.6 million at the end of the second quarter, an increase over the prior quarter ending balance of $9.9 million.  SemiLEDs completed an initial public offering in December 2010, generating net proceeds of $95.5 million, before deducting expenses of the offering of $3.4 million. Cash flow from operations was $1.7 million in the second quarter of fiscal 2011 compared to $1.6 million in the first quarter of fiscal 2011.

Financial Outlook

For its third quarter of fiscal 2011 ending May 31, 2011, SemiLEDs expects revenue in a range of $6.0 million to $7.0 million with GAAP net loss of $2.6 million to $2.0 million, or a loss of $0.10 to $0.07 per diluted share, based on an estimated 27.3 million diluted weighted average shares. GAAP gross margin is expected to be in the range of 25% to 30%.

Conference Call Information

SemiLEDs will discuss these financial results in a conference call at 8:00 a.m. Eastern Daylight Time (8:00 p.m. China Standard Time), today. The public is invited to listen to a live webcast of the conference call on the Investors section of the company website at http://investors.semileds.com/events.cfm.

For those who are unable to participate in the live conference call, an audio replay will be available until Sunday, April 10, 2011 at 11:00 a.m. Eastern Daylight Time (11:00 p.m. China Standard Time). To access the audio replay, dial 888-203-1112 or 719-457-0820 and enter access code 8826161. A replay of the webcast will be available on the Investors section on the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting. SemiLEDs sells blue, green and ultraviolet (UV) LED chips under the MvpLED brand.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors.  The historical non-GAAP financial measures presented above exclude the following item required to be included by GAAP: non-cash stock-based compensation charges.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures presented above to GAAP results has been provided in the financial statement tables included in this press release.

Forward-Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Further information regarding these and other risks is included in SemiLEDs’ filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended from time to time. SemiLEDs does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under applicable law.

Contacts:

David Young

Chief Financial Officer

SemiLEDs Corporation

208-546-9018

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

212-766-1800 Ext. 203

investor@semileds.com

SEMILEDS CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except for per share amounts)

	February 28, 2011	August 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$102,637	$13,520
Accounts receivable, net of allowance for doubtful accounts of $113 and $101	9,903	7,620
Accounts receivable from related parties	741	73
Inventory	15,182	11,362
Prepaid expenses and other current assets	1,694	2,269
Total current assets	130,157	34,844
Property, plant and equipment, net	43,242	31,929
Intangible assets, net	472	380
Investments in unconsolidated entities	15,435	15,961
Other assets	907	792
TOTAL ASSETS	$190,213	$83,906
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,594	$2,814
Accrued liabilities	4,607	4,355
Long-term debt, current portion	3,541	1,752
Total current liabilities	12,742	8,921
Long-term debt, net of current portion	6,628	3,786
Total liabilities	19,370	12,707
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock	—	—
Convertible preferred stock issuable in Series A to E	—	—
Additional paid-in capital	163,109	70,510
Accumulated other comprehensive income (loss)	3,952	(441)
Retained earnings	3,782	1,130
Total stockholders’ equity	170,843	71,199
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$190,213	$83,906

SEMILEDS CORPORATION

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(In thousands, except for per share amounts)

	Three Months Ended February 28,		Six Months Ended February 28,
	2011	2010	2011	2010

Revenues, net	$9,957	$7,684	$22,973	$14,389
Cost of revenues	7,628	4,515	14,004	9,384
Gross profit	2,329	3,169	8,969	5,005
Operating expenses:
Research and development	738	337	1,185	908
Selling, general and administrative	2,198	666	3,485	1,325
Total operating expenses	2,936	1,003	4,670	2,233
Income (loss) from operations	(607)	2,166	4,299	2,772
Other income (expense):
Loss from unconsolidated entities	(675)	(10)	(897)	(10)
Interest income (expense), net	14	(6)	2	(11)
Other income, net	44	—	44	—
Foreign currency transaction loss, net	(163)	(141)	(739)	(352)
Total other expense, net	(780)	(157)	(1,590)	(373)
Income (loss) before income taxes	(1,387)	2,009	2,709	2,399
Provision (benefit) for income taxes	(219)	93	57	120
Net income (loss)	$(1,168)	$1,916	$2,652	$2,279
Net income (loss) attributable to common stock:
Basic	$(1,291)	$303	$(418)	$30
Diluted	$(1,291)	$325	$(418)	$33
Net income (loss) per share attributable to common stock:
Basic	$(0.05)	$0.04	$(0.03)	$0.00
Diluted	$(0.05)	$0.04	$(0.03)	$0.00
Shares used in computing net income (loss) per share attributable to common stock:
Basic	25,337	7,028	16,346	6,950
Diluted	25,337	8,009	16,346	8,012

SEMILEDS CORPORATION

Reconciliation of GAAP to Non-GAAP Measure

(Unaudited)

(In thousands, except for per share amounts)

	Three Months Ended February 28,		Six Months Ended February 28,
	2011	2010	2011	2010

GAAP net income (loss)	$(1,168)	$1,916	$2,652	$2,279
Adjustments:
Stock-based compensation expense	433	15	540	19
Income tax effect	—	(1)	(7)	(1)
Non-GAAP net income (loss)	$(735)	$1,930	$3,185	$2,297

Diluted net income (loss) per share:
GAAP net income (loss)	$(0.05)	$0.04	$(0.03)	$0.00
Non-GAAP net income (loss)	$(0.03)	$0.04	$0.01	$0.00